UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

In 2004, Washington Gas began seeking approval to construct a one billion cubic foot liquefied natural gas (LNG) storage facility in Chillum, Maryland (Chillum facility), to meet its customers’ forecasted peak demand for natural gas. In 2006, the request was denied by Prince George’s County (the County), which claimed that the Chillum facility was prohibited under the County’s zoning regulations. After pursuing both local and state remedies and earlier federal complaints, in March 2011, Washington Gas filed its third amended complaint with the United States District Court for the District of Maryland, seeking a declaratory judgment that the Chillum facility was an intrastate facility or alternatively an interstate facility and that federal and state laws preempt local zoning laws with respect to LNG facilities. The County asserted a counterclaim alleging that the Chillum facility was an intrastate facility and that the County’s land use laws are not preempted by federal and state laws. In May 2011, the parties filed cross motions for summary judgment. In addition, Howard County and Anne Arundel County filed a joint motion for leave to file an amicus curiae memorandum, contending they have substantial interests in ensuring the continued applicability of their zoning regulations to most public utility facilities.

On March 9, 2012, the United States District Court issued an Order and Memorandum Opinion that: (i) denied Washington Gas’ motion for summary judgment; (ii) granted the motion for summary judgment filed by Prince George’s County and (iii) granted the joint amicus curiae motion filed by Howard County and Anne Arundel County. Washington Gas is currently considering its options in this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

/s/ William R. Ford
Date: March 15, 2012	William R. Ford
Controller
(Principal Accounting Officer)

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